Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal Year 2020 Financial Results

•	Subscription and Services revenue of $148.3 million, a year-over-year increase of 37%

•	Annualized recurring revenue "ARR" of $572.8 million, a year-over-year increase of 42%

•	GAAP EPS of $0.16 and non-GAAP EPS of $0.11

WALTHAM, Mass, May 12, 2020 (Business Wire) - Dynatrace (NYSE: DT), the market-leading software intelligence provider, purpose-built for dynamic multi-clouds, today released financial results for the fourth quarter of its fiscal 2020 ended March 31, 2020.

“COVID-19 and the sudden shift to remote work has caused applications and the clouds they run on to become an even more essential way to provide services, drive revenue, engage customers and collaborate among teams.” Said John Van Siclen, Dynatrace’s CEO. “We continue to work closely with our customers to help them respond to their rapidly changing workloads and requirements, enabling faster innovation, easier collaboration and greater efficiency without wasted motion. Despite these challenging times, our strong platform differentiation, balanced business model, and world-class team put us in a strong position for continued success in the world ahead.”

Fourth Quarter Fiscal 2020 and Other Recent Business Highlights:
Fourth Quarter Fiscal 2020 Financial Highlights:

•	Total Revenue of $150.6 million, an increase of 30% compared to $116.2 million in Q4 2019

•	Total ARR of $572.8 million, an increase of 42% compared to $403.3 million at the end of Q4 2019

•	Subscription and Services revenue of $148.3 million, an increase of 37% compared to $108.6 million in Q4 2019, and representing 98% of total revenue

•	GAAP Operating Income of $8.0 million and Non-GAAP Operating Income of $36.0 million

•	GAAP EPS of $0.16 and non-GAAP EPS of $0.11

Full Year Fiscal 2020 Financial Highlights:

•	Total Revenue of $545.8 million, an increase of 27% compared to $431.0 million in fiscal 2019, 29% adjusted for constant currency

•	Subscription and Services revenue of $533.1 million, an increase of 36% compared to $390.6 million in fiscal 2019, 39% adjusted for constant currency, and representing 98% of total revenue

•	Subscription revenue of $487.8 million, an increase of 39% compared to $349.8 million in fiscal 2019, 42% adjusted for constant currency, and representing 89% of total revenue

•	GAAP Operating Loss of $(171.9) million and Non-GAAP Operating Income of $130.0 million

•	GAAP EPS of $(1.58) and non-GAAP EPS of $0.31

Dynatrace® Platform Highlights:

•	Ended the year with 2,373 Dynatrace customers, an increase of 1,009 customers, up 74% for fiscal 2020

•	Dynatrace Net Expansion rate of 123%, the 8th consecutive quarter at or above 120%

•	Dynatrace ARR represents 92% of total ARR, increasing from 70% of total ARR at the end of Q4 2019

Business Highlights:

•
Named a leader for completeness of vision and ability to execute in Gartner Magic Quadrant for APM for the 10th consecutive time and simultaneously earned the highest scores for 5 of 6 critical capabilities in Gartner Critical Capabilities report for APM.

•
Announced the release of our next generation of infrastructure observability including major enhancements to AI, log monitoring, and data source access to bring greater automation and efficiency to a wider multi-cloud landscape.

Exhibit 99.1

•	Broadened digital experience offering with new mobile platform and framework support with enhanced AI-powered answers and advanced observability for native mobile applications.

Fourth Quarter 2020 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Annualized recurring revenue	$572,759	$403,274
Year-over-Year Increase	42%

Revenues:
Total revenue	$150,577	$116,168
Year-over-Year Increase	30%

Subscription and services revenue	$148,315	$108,619
Year-over-Year Increase	37%

Subscription revenue	$135,366	$97,856
Year-over-Year Increase	38%

Non-GAAP operating income (*)	$35,972	$25,328
Non-GAAP operating margin (*)	24%	22%

Non-GAAP net income (*)	$29,762	$6,529

Non-GAAP net income per share	$0.11	$0.03

Non-GAAP shares outstanding - diluted	283,302	238,900

Unlevered Free Cash Flow (*)	$63,302	$75,692

Full Year 2020 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Year Ended March 31,
	2020	2019
Revenues:
Total revenue	$545,803	$430,966
Year-over-Year Increase	27%

Total revenue - constant currency (*)	$554,882	$430,966
Year-over-Year Increase	29%

Subscription and services revenue	$533,117	$390,612
Year-over-Year Increase	36%

Subscription and services revenue - constant currency (*)	$541,920	$390,612
Year-over-Year Increase	39%

Subscription revenue	$487,817	$349,830
Year-over-Year Increase	39%

Subscription revenue - constant currency (*)	$495,863	$349,830
Year-over-Year Increase	42%

Non-GAAP operating income (*)	$129,979	$78,774
Non-GAAP operating margin (*)	24%	18%

Non-GAAP net income (*)	$83,039	$31,877

Non-GAAP net income per share	$0.31	$0.13

Non-GAAP shares outstanding - diluted	269,271	237,085

Unlevered Free Cash Flow (*)	$149,547	$184,797
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of May 12, 2020, Dynatrace is issuing guidance for the first quarter fiscal 2021 and full year fiscal 2021 as follows:

First Quarter of Fiscal Year 2021:

•	Total revenue, as reported, is expected to be in the range of $148.0 million to $150.0 million, 24% to 25% growth, when adjusted for constant currency

•	Non-GAAP operating income is expected to be in the range of $38.0 million to $40.0 million

•	Non-GAAP net income is expected to be in the range of $26.5 million to $28.0 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.09 to $0.10, based on a range of 290 million to 291 million diluted weighted-average shares

Full Year Fiscal 2021:

•	Total revenue, as reported, is expected to be in the range of $630.0 million to $643.0 million, 17% to 20% growth, when adjusted for constant currency

•	Total Subscription revenue, as reported, is expected to be in the range of $591.0 million to $601.0 million, 23% to 25% growth, when adjusted for constant currency

•	Total ARR is expected to be in the range of $680.0 million to $692.0 million

•	Non-GAAP operating income is expected to be in the range of $146.0 million to $156.0 million

•	Non-GAAP net income is expected to be in the range of $115.0 million to $123.0 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.42, based on a range of 293 million to 295 million diluted weighted-average shares

•	Total unlevered free cash flow is expected to be in the range of $180.0 million to $190.0 million

Our revenue and subscription revenue guidance is based on foreign exchange rates as of March 31, 2020 for entities reporting in currencies other than U.S. Dollars.

While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are now operating under very challenging circumstances and may reduce or re-evaluate their spend.  As such, in our first quarter and full year 2021 guidance we factor in the expected impacts of COVID‑19 on our business and results of operations based on information available to us today. Our outlook assumes a challenging economic environment through the first quarter of 2021 and incorporates a wider range of outcomes for the remainder of the fiscal year. Significant variation from these assumptions could cause us to raise, lower or modify our expectations and our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance.  These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call today, May 12, 2020, to discuss its results and business outlook at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 866-211-4694 (domestic) or 647-689-6731 (international). The call will also be available live via webcast on the Company’s website at https://ir.dynatrace.com. A telephone replay of the conference call will be available at 800-585-8367 or 416-621-4642 (access code 7698213) until May 26, 2020. A webcast replay will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency and stock-based compensation.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform, as well as any upsell generated at the time of conversion.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With advanced observability, AI, and continuous automation, our all-in-one platform provides precise answers about the performance of applications, the underlying infrastructure and the experience of all users to enable organizations to innovate faster, collaborate efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace to modernize and automate cloud operations, release better software faster, and deliver unrivaled digital experiences. Curious to see how you can simplify your cloud? Let us show you. Visit our trial page for a free 15-day Dynatrace trial. To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog and follow us on Twitter @dynatrace.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first quarter and full year of fiscal 2021, statements regarding the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations; and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions; our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on January 31, 2020 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
	(unaudited)
Revenue:
Subscription	$135,366	$97,856	$487,817	$349,830
License	2,262	7,549	12,686	40,354
Service	12,949	10,763	45,300	40,782
Total revenue	150,577	116,168	545,803	430,966
Cost of revenue:
Cost of subscription	17,263	16,012	73,193	56,934
Cost of service	10,049	9,381	39,289	31,529
Amortization of acquired technology	3,825	4,558	16,449	18,338
Total cost of revenue	31,137	29,951	128,931	106,801
Gross profit	119,440	86,217	416,872	324,165

Operating expenses:
Research and development	24,509	21,530	119,281	76,759
Sales and marketing	55,594	48,219	266,175	178,886
General and administrative	21,265	27,014	161,983	91,778
Amortization of other intangibles	10,038	11,794	40,280	47,686
Restructuring and other	(1)	1,304	1,092	1,763
Total operating expenses	111,405	109,861	588,811	396,872
Income (loss) from operations	8,035	(23,644)	(171,939)	(72,707)
Interest expense, net	(5,682)	(20,603)	(45,397)	(69,845)
Other (expense) income, net	(1,504)	363	(1,197)	2,641
Income (loss) before income taxes	849	(43,884)	(218,533)	(139,911)
Income tax benefit (expense)	45,853	13,286	(199,491)	23,717
Net income (loss)	$46,702	$(30,598)	$(418,024)	$(116,194)
Net income (loss) per share:
Basic	$0.17	$(0.13)	$(1.58)	$(0.49)
Diluted	$0.16	$(0.13)	$(1.58)	$(0.49)
Weighted average shares outstanding:
Basic	278,665	236,667	264,933	235,939
Diluted	283,302	236,667	264,933	235,939
SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
	(unaudited)
Cost of revenues	$1,339	$2,311	$18,685	$5,777
Research and development	1,991	4,976	38,670	12,566
Sales and marketing	6,106	10,033	84,698	24,673
General and administrative	3,358	11,546	80,425	28,135
Total share-based compensation expense	$12,794	$28,866	$222,478	$71,151

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$213,170	$51,314
Accounts receivable, net of allowance for doubtful accounts	157,058	115,431
Deferred commissions, current	38,509	27,705
Prepaid expenses and other current assets	57,651	18,768
Total current assets	466,388	213,218
Property and equipment, net	31,508	17,925
Goodwill	1,270,733	1,270,120
Other intangible assets, net	201,592	259,123
Deferred tax assets, net	20,460	10,678
Deferred commissions, non-current	39,736	31,545
Other assets	7,917	7,649
Receivable from related party	3,746	1,108
Total assets	$2,042,080	$1,811,366

Liabilities and shareholders' equity / member's deficit
Current liabilities:
Accounts payable	$11,112	$6,559
Accrued expenses, current	93,728	64,920
Current portion of long-term debt	—	9,500
Deferred revenue, current	384,060	272,772
Payable to related party	—	597,150
Total current liabilities	488,900	950,901
Deferred revenue, non-current	60,711	92,973
Accrued expenses, non-current	20,987	98,359
Deferred tax liabilities	—	47,598
Long-term debt, net of current portion	509,985	1,011,793
Total liabilities	1,080,583	2,201,624
Commitments and contingencies
Shareholders' equity / member's deficit:
Common shares, $0.001 par value, 600,000,000 shares authorized, 280,853,040 shares issued and outstanding at March 31, 2020	281	—
Common units, no par value, 100 units authorized, issued and outstanding at March 31, 2019	—	—
Additional paid-in capital	1,573,347	(184,546)
Accumulated deficit	(594,026)	(176,002)
Accumulated other comprehensive loss	(18,105)	(29,710)
Total shareholders' equity / member's deficit	961,497	(390,258)
Total liabilities and shareholders' equity / member's deficit	$2,042,080	$1,811,366

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(418,024)	$(116,194)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation	7,864	7,319
Amortization	58,457	72,792
Share-based compensation	222,478	71,151
Deferred income taxes	(59,276)	(34,214)
Other	6,129	(1,140)
Net change in operating assets and liabilities:
Accounts receivable	(44,021)	17,979
Deferred commissions	(20,107)	(19,968)
Prepaid expenses and other assets	(36,201)	(12,401)
Accounts payable and accrued expenses	48,879	34,787
Deferred revenue	91,367	127,030
Net cash (used in) provided by operating activities	(142,455)	147,141

Cash flows from investing activities:
Purchase of property and equipment	(19,721)	(7,377)
Capitalized software additions	(892)	(1,873)
Net cash used in investing activities	(20,613)	(9,250)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	590,297	—
Offering costs	(5,000)	—
Proceeds from term loans	—	1,120,000
Debt issuance costs	(866)	(16,288)
Repayment of term loans	(515,189)	(83,871)
Payments to related parties	—	(1,177,021)
Contribution for tax associated with reorganization	265,000	—
Equity repurchases	(156)	(649)
Installments related to acquisitions	(4,694)	(3,653)
Net cash provided by (used in) financing activities	329,392	(161,482)

Effect of exchange rates on cash and cash equivalents	(4,468)	(2,676)

Net increase (decrease) in cash and cash equivalents	161,856	(26,267)

Cash and cash equivalents, beginning of year	51,314	77,581
Cash and cash equivalents, end of year	$213,170	$51,314

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31, 2020
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$31,137	$(1,339)	$(3,825)	$—	$25,973
Gross profit	119,440	1,339	3,825	—	124,604
Gross margin	79%				83%
Research and development	24,509	(1,991)	—	—	22,518
Sales and marketing	55,594	(6,106)	—	—	49,488
General and administrative	21,265	(3,358)	—	(1,281)	16,626
Amortization of other intangibles	10,038	—	(10,038)	—	—
Restructuring and other	(1)	—	—	1	—
Operating income	8,035	12,794	13,863	1,280	35,972
Operating margin	5%				24%

	Three Months Ended March 31, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$29,951	$(2,311)	$(4,558)	$—	$23,082
Gross profit	86,217	2,311	4,558	—	93,086
Gross margin	74%				80%
Research and development	21,530	(4,976)	—	—	16,554
Sales and marketing	48,219	(10,033)	—	—	38,186
General and administrative	27,014	(11,546)	—	(2,450)	13,018
Amortization of other intangibles	11,794	—	(11,794)	—	—
Restructuring and other	1,304	—	—	(1,304)	—
Operating (loss) income	(23,644)	28,866	16,352	3,754	25,328
Operating margin	(20)%				22%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Non-GAAP net income:
Net income (loss)	$46,702	$(30,598)
Income tax benefit	(45,853)	(13,286)
Cash paid for tax	1,573	(2,477)
Related party tax	(2,216)	—
Interest expense, net	5,682	20,603
Cash paid for interest	(5,567)	(16,322)
Share-based compensation	12,794	28,866
Amortization of other intangibles	10,038	11,794
Amortization of acquired technology	3,825	4,558
Transaction and sponsor related costs	1,281	2,450
Restructuring and other	(1)	1,304
Loss (gain) on currency translation	1,504	(363)
Non-GAAP net income	$29,762	$6,529

Share count:
Weighted-average shares outstanding - basic	278,665	236,667
Weighted-average shares outstanding - diluted	283,302	236,667

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	278,665	236,667
Weighted-average shares outstanding - diluted	283,302	238,900

Net income (loss) per share:
Net income (loss) per share - basic	$0.17	$(0.13)
Net income (loss) per share - diluted	$0.16	$(0.13)
Non-GAAP net income per share - basic	$0.11	$0.03
Non-GAAP net income per share - diluted	$0.11	$0.03

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA:
Net income (loss)	$46,702	$(30,598)
Income tax benefit	(45,853)	(13,286)
Interest expense, net	5,682	20,603
Amortization	14,359	17,940
Depreciation	1,887	1,894
Restructuring and other	(1)	1,304
Transaction and sponsor related costs	1,281	2,450
Loss (gain) on currency translation	1,504	(363)
Share-based compensation	12,794	28,866
Adjusted EBITDA	$38,355	$28,810

	Three Months Ended March 31,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by operating activities	$64,641	$62,208
Cash paid for interest expense	5,567	16,322
Restructuring and other	(1)	1,304
Purchase of property, plant, and equipment	(4,578)	(2,511)
Transaction and sponsor related costs	1,281	2,450
Related party tax	(2,216)	—
Total uFCF	64,694	79,773
Interest tax adjustment	(1,392)	(4,081)
uFCF (After tax adjustment)	$63,302	$75,692

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31, 2020
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$128,931	$(18,685)	$(16,449)	$—	$93,797
Gross profit	416,872	18,685	16,449	—	452,006
Gross margin	76%				83%
Research and development	119,281	(38,670)	—	—	80,611
Sales and marketing	266,175	(84,698)	—	—	181,477
General and administrative	161,983	(80,425)	—	(21,619)	59,939
Amortization of other intangibles	40,280	—	(40,280)	—	—
Restructuring and other	1,092	—	—	(1,092)	—
Operating (loss) income	(171,939)	222,478	56,729	22,711	129,979
Operating margin	(32)%				24%

	Year Ended March 31, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$106,801	$(5,777)	$(18,338)	$—	$82,686
Gross profit	324,165	5,777	18,338	—	348,280
Gross margin	75%				81%
Research and development	76,759	(12,566)	—	—	64,193
Sales and marketing	178,886	(24,673)	—	—	154,213
General and administrative	91,778	(28,135)	—	(12,543)	51,100
Amortization of other intangibles	47,686	—	(47,686)	—	—
Restructuring and other	1,763	—	—	(1,763)	—
Operating (loss) income	(72,707)	71,151	66,024	14,306	78,774
Operating margin	(17)%				18%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Year Ended March 31,
	2020	2019
Non-GAAP net income:
Net loss	$(418,024)	$(116,194)
Income tax expense (benefit)	199,491	(23,717)
Cash paid for tax	(266,708)	(5,928)
Tax associated with reorganization	255,800	—
Related party tax	3,536	—
Interest expense, net	45,397	69,845
Cash paid for interest	(39,568)	(40,969)
Share-based compensation	222,478	71,151
Amortization of other intangibles	40,280	47,686
Amortization of acquired technology	16,449	18,338
Transaction and sponsor related costs	21,619	12,543
Restructuring and other	1,092	1,763
Loss (gain) on currency translation	1,197	(2,641)
Non-GAAP net income	$83,039	$31,877

Share count:
Weighted-average shares outstanding - basic	264,933	235,939
Weighted-average shares outstanding - diluted	264,933	235,939

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	264,933	235,939
Weighted-average shares outstanding - diluted	269,271	237,085

Net income (loss) per share:
Net loss per share - basic	$(1.58)	$(0.49)
Net loss per share - diluted	$(1.58)	$(0.49)
Non-GAAP net income per share - basic	$0.31	$0.14
Non-GAAP net income per share - diluted	$0.31	$0.13

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31,
	2020	2019
Adjusted EBITDA:
Net loss	$(418,024)	$(116,194)
Income tax expense (benefit)	199,491	(23,717)
Interest expense, net	45,397	69,845
Amortization	58,457	72,792
Depreciation	7,864	7,319
Restructuring and other	1,092	1,763
Transaction and sponsor related costs	21,619	12,543
Loss (gain) on currency translation	1,197	(2,641)
Share-based compensation	222,478	71,151
Adjusted EBITDA	$139,571	$92,861

	Year Ended March 31,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash (used in) provided by operating activities	$(142,455)	$147,141
Cash paid for interest expense	39,568	40,969
Restructuring and other	1,092	1,763
Purchase of property, plant, and equipment	(19,721)	(7,377)
Transaction and sponsor related costs	21,619	12,543
Tax associated with reorganization	255,800	—
Related party tax	3,536	—
Total uFCF	159,439	195,039
Interest tax adjustment	(9,892)	(10,242)
uFCF (After tax adjustment)	$149,547	$184,797

	March 31, 2020
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$509,985
Cash	213,170
Net debt	296,815

TTM Adjusted EBITDA	$139,571
Leverage Ratio	2.1	x

Contacts

Marc P. Griffin
646-277-1290
Marc.Griffin@ICRinc.com

Michael Bowen
203-682-8299
Michael.Bowen@ICRinc.com

Media Relations
Jack Murphy
646-677-1834
Jack.Murphy@ICRinc.com

Mike Maciag
Dynatrace
Mike.Maciag@dynatrace.com
650-279-3655